Exhibit 99.1

501 Elliott Ave. W. #400 Seattle, WA 98119	T 206.282.7100 F 206.272.4010

Zevalin Revenues Lead Cell Therapeutics, Inc.’s

First Quarter 2008 Financial Results

Company resumes commercial operations with first product sales since 2005

May 8, 2008 Seattle—Cell Therapeutics, Inc. (CTI) (NASDAQ and MTA: CTIC) reported financial results for the quarter ended March 31, 2008. Total revenues for the quarter were $3.4 million compared to $20,000 for the first quarter of 2007. Gross product sales of Zevalin® (Ibritumomab Tiuxetan) reached $3.8 million in the first quarter of 2008.

Total operating expenses increased to $28.4 million for the quarter ended March 31, 2008 compared to $23.6 million for the same period in 2007 mainly as a result of increased expenses related to the creation of commercial infrastructure to support Zevalin and fees associated with capital structure advisory services. Net loss attributable to common shareholders for the quarter ended March 31, 2008, which includes a one-time inducement payment of $16.2 million to convert preferred shares into common shares, totaled $54.6 million ($0.77 per share) compared to $28.7 million ($0.76 per share) for the comparable period in 2007. The increase in net loss attributable to common shareholders was also due, in part, to an increase in interest expense and make-whole interest payments related to the 9% convertible senior notes and the loss recorded on the exchange of the 5.75% convertible senior subordinated and subordinated notes in 2008. This was offset by a gain on the derivative liability related to conversions of the 9% convertible senior notes. We also had a foreign exchange loss for the quarter ended March 31, 2008 compared to a gain for the same period in 2007.

The Company had approximately $15.3 million in cash and cash equivalents, securities available-for-sale, and interest receivable as of March 31, 2008. This does not include $6.2 million in restricted cash held in escrow and net proceeds, before fees and expenses, of approximately $22.9 million from the issuance on April 30, 2008 of preferred stock, convertible notes, and warrants. The Company also expects to receive an additional $5 million in gross proceeds from an additional sale of securities to the purchaser of the Series E preferred stock and 13.5% convertible senior notes prior to July 4, 2008, provided adequate shares are available for issuance of such securities at that time.

“In the second quarter we expect to see the positive financial impact of our strategy to focus resources on our late-stage development products and growing Zevalin sales. With our commercial team now in place to support Zevalin, we expect revenues to continue to increase

www.CellTherapeutics.com

Page 2 of 4	CTI 1Q08 Financials

over the next few quarters,” said James A. Bianco, M.D., President and CEO of CTI. “In addition, over the last two quarters, we have been successful in cleaning up our balance sheet, retiring or exchanging approximately 74 percent of current debt and preferred securities. With the majority of the investments in OPAXIO and pixantrone behind us we look forward to the review of the MAA for OPAXIO and to final results of the pixantrone pivotal trial.”

Recent Highlights

•	Announced that the Company selected and received a positive opinion from the European Medicines Agency (EMEA) on the new brand name OPAXIO™ (paclitaxel poliglumex), which replaces the name XYOTAX™

•

Announced that the EMEA accepted for review CTI’s Marketing Authorization Application (MAA) for OPAXIO for first-line treatment of patients with non-small cell lung cancer (NSCLC) with ECOG (Eastern Cooperative Oncology Group) performance status 2 (PS2)

•	Announced completion of enrollment in the phase III EXTEND (PIX301) clinical trial of pixantrone (BBR2778) for patients with relapsed diffuse large B-cell non-Hodgkin’s lymphoma (NHL)

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Announced the appointment of Craig W. Philips, most recently Vice President and General Manager of Bayer Healthcare Oncology, as president of CTI with direct responsibilities for development and commercial operations, effective August 1, 2008

•	Restructured, or retired more than $66 million of current convertible debt and preferred securities while raising over $50 million in gross proceeds during the past two quarters

Conference Call Information

On Thursday, May 8, 2008, at 8:30 a.m. Eastern/2:30 p.m. Central European/5:30 a.m. Pacific members of Cell Therapeutics, Inc.’s (CTI) (NASDAQ:CTIC and MTA: CTIC) management team will host a quarterly conference call to discuss the company’s 2008 first quarter achievements and financial results.

Conference Call Numbers

Thursday, May 8

8:30 a.m. Eastern/2:30 p.m. Central European/5:30 a.m. Pacific Time

1-877-835-3295 (US Participants)

1-303-262-2137 (International)

Call-back numbers for post-listening available at 11:30 a.m. Eastern:

1-800-405-2236 (US Participants)

1-303-590-3000 (International)

Passcode: 11114025#

Live audio webcast at www.celltherapeutics.com will be archived for post listening approximately two hours after call ends.

www.CellTherapeutics.com

Page 3 of 4	CTI 1Q08 Financials

About Cell Therapeutics, Inc.

Headquartered in Seattle, CTI is a biopharmaceutical company committed to developing an integrated portfolio of oncology products aimed at making cancer more treatable. For additional information, please visit www.CellTherapeutics.com.

This press release includes forward-looking statements that involve a number of risks and uncertainties, the outcome of which could materially and/or adversely affect actual future results. Specifically, the risks and uncertainties include statements about future sales of Zevalin, reducing net operating expenses in 2008, the closing of an additional financing prior to July 4, 2008, the availability of adequate shares for future financings, and the development of OPAXIO, pixantrone, and brostallicin, which include risks associated with preclinical and clinical developments in the biopharmaceutical industry in general and with OPAXIO, pixantrone, and brostallicin in particular, including, without limitation, the potential failure of these product candidates to prove safe and effective for treatment of non-small cell lung cancer, ovarian cancer, non-Hodgkin’s lymphoma, and sarcoma, determinations by regulatory, patent and administrative governmental authorities, competitive factors, technological developments, costs of developing, producing and selling Zevalin, OPAXIO, pixantrone, and brostallicin, the Company’s ability to continue to raise capital as needed to fund its operations, and the risk factors listed or described from time to time in the Company’s filings with the Securities and Exchange Commission including, without limitation, the Company’s most recent filings on Forms 10-K, 8-K, and 10-Q. Except as may be required by law, CTI does not intend to update or alter its forward-looking statements whether as a result of new information, future events, or otherwise.

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Media Contact:

Dan Eramian

T: 206.272.4343

C: 206.854.1200

E: media@ctiseattle.com

www.CellTherapeutics.com/media.htm

Investors Contact:

Leah Grant

T: 206.282.7100

F: 206.272.4434

E: invest@ctiseattle.com

www.CellTherapeutics.com/investors.htm

www.CellTherapeutics.com

Cell Therapeutics, Inc.

Condensed Consolidated Statements of Operations

(In thousands, except for per share amounts)

(unaudited)

	Three Months Ended March 31,
	2008	2007
Revenues:
Product sales	$3,374	$—
License and contract revenue	20	20

Total revenues	3,394	20

Operating expenses:
Cost of product sold	890	—
Research and development	15,855	15,286
Selling, general and administrative	11,174	8,130
Amortization of purchased intangibles	397	207
Acquired in-process research and development	36	—

Total operating expenses	28,352	23,623

Loss from operations	(24,958)	(23,603)
Other income (expense):
Investment and other income	260	703
Interest expense	(12,929)	(3,916)
Foreign exchange gain (loss)	(2,237)	447
Make-whole interest expense	(7,781)	(2,310)
Gain on derivative liabilities	11,744	2,708
Loss on exchange of convertible notes	(2,295)	—
Settlement expense	—	(143)

Net loss before minority interest	(38,196)	(26,114)
Minority interest in net loss of subsidiary	32	—

Net loss	(38,164)	(26,114)
Preferred stock beneficial conversion feature	—	(2,594)
Preferred stock dividends	(242)	(31)
Deemed dividends on conversion of preferred stock	(16,198)	—

Net loss attributable to common shareholders	$(54,604)	$(28,739)

Basic and diluted net loss per common share	$(0.77)	$(0.76)

Shares used in calculation of basic and diluted net loss per common share	71,074	37,588

	(amounts in thousands)
	March 31, 2008	December 31, 2007
	(unaudited)
Balance Sheet Data:
Cash and cash equivalents, securities available-for-sale and interest receivable	$15,341	$18,392
Restricted cash	6,165	—
Working capital	(20,395)	(30,909)
Total assets	78,636	73,513
Convertible debt	145,530	137,396
Accumulated deficit	(1,164,017)	(1,109,413)
Shareholders’ deficit	(124,100)	(134,125)